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                                                           FOR IMMEDIATE RELEASE
                                                                  August 3, 2004

    EXTENDICARE ANNOUNCES MANAGEMENT CHANGE AS MARK DURISHAN, CFO TO RETIRE;
             RICHARD BERTRAND SVP DEVELOPMENT TO TAKEOVER AS NEW CFO



MARKHAM, ONTARIO (TSX: EXE and EXE.A; NYSE: EXE.A). The Directors of Extendicare Inc. and Extendicare Health Services, Inc.'s (EHSI) are pleased to announce the appointment of Richard Bertrand to the position of Chief Financial Officer replacing Mark Durishan, effective September 1, 2004.

Mark Durishan, Chief Financial Officer of Extendicare since 1999 will be retiring in early 2005. However Richard Bertrand will assume the CFO role immediately while Mark Durishan will lead the Corporation's Sarbanes-Oxley initiatives, oversee the year-end audit and complete other special projects for the Company.

Richard Bertrand, Chartered Accountant has 28 years experience with Extendicare and is currently Senior Vice President, Development of EHSI, Extendicare Inc.'s wholly owned U.S. subsidiary. Mr. Bertrand joined the Extendicare group of companies in 1976 serving in various financial capacities including Vice President of Finance and Controller.

"Mark has been an invaluable member of the Extendicare team, contributing significantly to the success of the Company during his tenure; and we thank him for his ongoing commitment," said Mel Rhinelander, Extendicare's Chief Executive Officer. "I am very pleased to announce Richard Bertrand as Extendicare's new Chief Financial Officer. He has a long history with the Company and was a key architect of our U.S. subsidiary's turnaround."

Extendicare, through its subsidiaries, operates 273 long-term care facilities across North America, with capacity for over 28,300 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 35,600 people in North America.


Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management's plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as "expect", "intend", "anticipate", "believe", "estimate", "plan" or "objective" or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.'s or Extendicare Health Services, Inc.'s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company's compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company's ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company's capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company's forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgement of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.

For further information, contact:

Extendicare Inc.
Christopher Barnes
Manager, Investor Relations
Phone:  (905) 470-5483
Fax:  (905) 470-4003
Email: cbarnes@extendicare.com
VISIT EXTENDICARE'S WEBSITE @ WWW.EXTENDICARE.COM